                                                                    Exhibit 99.1

                      RPM, INC. ANNOUNCES 52ND RECORD YEAR
                      ------------------------------------

NEW YORK - August 9, 1999 - RPM, Inc. (NYSE: RPM) announced today that it achieved its 52nd consecutive year of record sales and record earnings for the fiscal year ended May 31, 1999.

For the year, the leading specialty coatings manufacturer said net sales increased 6 percent, to $1.7 billion from $1.6 billion in the 1998 fiscal year. Net income grew 8 percent, to $94.5 million from $87.8 million a year ago, while diluted earnings per share were up 2 percent, to $0.86 from $0.84 in fiscal 1998.

In the fourth quarter, net sales were $475.3 million, up 5 percent from the $452 million reported a year ago. Net income grew 9 percent, to $35.4 million from $32.6 million in the fiscal 1998 fourth quarter. Diluted earnings per share were $0.32, compared to $0.30 a year ago.

Earnings per share comparisons for both the quarter and year were affected by the redemption of $160 million in convertible notes on August 10, 1998. These securities were redeemed for 10 million new shares of RPM stock, which strengthened the company's debt to total capitalization ratio to 44 percent from 56 percent. The redemption will no longer have any impact on year-to-year earnings per share comparisons after the first quarter of fiscal 2000.

Speaking to a group of security analysts in New York, Thomas C. Sullivan, chairman and chief executive officer of the Medina, Ohio-based company, said, "The fiscal 1999 operating environment was challenging. Our Industrial Division faced continued depressed overseas markets, particularly in the financially troubled Asian and South American economies; a softening North American market and a strong dollar against most foreign currencies. Higher service and distribution expense overall and continued weakness in the automotive aftermarket had an impact on RPM's Consumer Division."

"Given these conditions, we are pleased to have achieved our 52nd consecutive record year, although we are not satisfied with single digit earnings growth rates," Mr. Sullivan said.

He said that on August 3, "RPM completed the acquisition of DAP, a $250 million business and one of the premiere brand names in the North American consumer do-it-yourself market." Products marketed to consumers under the DAP brand include sealants, caulks, patch and repair compounds, wood preservatives, water repellents and adhesives. The $290 million purchase was financed through RPM's revolving line of credit.

RPM, Inc. is a world leader in specialty coatings, serving both the industrial and consumer markets. Its industrial products include roofing systems, sealants, corrosion control coatings, floor coatings and specialty chemicals. RPM's consumer do-it-yourself products are used for home maintenance and automotive and boat repair. RPM stock is traded on the New York Stock Exchange under the symbol RPM.

                                      # # #
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             CONSOLIDATED CONDENSED STATEMENTS OF INCOME
               In thousands, except per share data

                                                    Year Ended May 31,                          Three Months Ended May 31,
                                       ------------------------------------------     --------------------------------------------
                                             1999                   1998                      1999                   1998
                                       ------------------    --------------------     ---------------------   --------------------

NET SALES                                     $1,712,154              $1,615,274                  $475,290               $452,008

Cost of Sales                                    927,110                 891,862                   247,157                242,434
                                       ------------------    --------------------     ---------------------   --------------------

Gross Profit                                    $785,044                $723,412                  $228,133               $209,574

Selling, General & Administrative
  Expenses                                       592,666                 537,156                   162,538                148,668

Interest Expense, Net                             32,781                  36,700                     5,948                  7,275
                                       ------------------    --------------------     ---------------------   --------------------

Income Before Income Taxes                       159,597                 149,556                    59,647                 53,631

Provision for Income Taxes                        65,051                  61,719                    24,167                 20,951
                                       ------------------    --------------------     ---------------------   --------------------

NET INCOME                                       $94,546                 $87,837                   $35,480                $32,680
                                       ==================    ====================     =====================   ====================

Basic Earnings per Share                           $0.87                   $0.89                     $0.32                  $0.33
                                       ==================    ====================     =====================   ====================

Diluted Earnings per Share *                       $0.86                   $0.84                     $0.32                  $0.30
                                       ==================    ====================     =====================   ====================

Average Shares Outstanding - Basic               108,731                  98,527                   109,819                 99,590
                                       ==================    ====================     =====================   ====================

Average Shares Outstanding - Diluted             111,376                 111,663                   110,180                112,844
                                       ==================    ====================     =====================   ====================

              CONSOLIDATED CONDENSED BALANCE SHEET
               In thousands, except per share data

                                                                   May 31,
                                                ------------------------------------------
                                                      1999                   1998
                                                ------------------    --------------------
ASSETS
     Current Assets                                      $705,419                $675,112
     Property, Plant & Equipment                          339,697                 305,897
     Other Assets                                         692,120                 704,908
                                                ------------------    --------------------

        TOTAL ASSETS                                   $1,737,236              $1,685,917
                                                ==================    ====================

LIABILITIES AND SHAREHOLDERS' EQUITY

     Current Liabilities                                 $302,549                $287,828
     Long-Term Debt                                       582,109                 716,989
     Other Liabilities                                    109,702                 114,763
                                                ------------------    --------------------

        TOTAL LIABILITIES                                $994,360              $1,119,580

     Shareholders' Equity                                 742,876                 566,337
                                                ------------------    --------------------

        TOTAL LIABILITIES &
           SHAREHOLDERS' EQUITY                        $1,737,236              $1,685,917
                                                ==================    ====================

     Current Ratio                                          2.3:1                   2.4:1

     Shareholders' Equity per Share                         $6.83                   $5.75

     Working Capital                                     $402,870                $387,284

     * Includes interest expense add-back, net of tax, on convertible debt securities -- $1,005 and $5,638 for the twelve months, and $0 and $1,526 for the fourth quarters in 1999 and 1998, respectively.